UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2008

ENERJEX RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

CEO Employment Agreement

On August 1, 2008, EnerJex Resources, Inc. (the “Company”) entered into an employment agreement with C. Stephen Cochennet, the Company’s chief executive officer. Mr. Cochennet’s employment agreement was approved by the governance, compensation and nominating committee of the board of directors of the Company.

In general, Mr. Cochennet’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, director and officer insurance, and a $1,000 per month automobile allowance.

The original term of Mr. Cochennet’s employment agreement runs from August 1, 2008 until July 31, 2011. The term of the employment agreement is automatically extended for additional one year terms unless otherwise terminated in accordance with the terms of the employment agreement.

Mr. Cochennet’s employment agreement provides for an initial annual base salary of $200,000, which may be adjusted by the governance, compensation and nominating committee or the board of directors of the Company.

In addition, Mr. Cochennet is eligible to receive an annual bonus up to one hundred percent (100%) of his applicable base salary in cash or shares of restricted stock (if approved by the Company’s stockholders) subject to the Company obtaining certain business goals. Mr. Cochennet is eligible to receive long-term incentives to earn up to 135,000 options to purchase shares of the Company’s common stock based upon levels of performance set forth in the employment agreement, which are eligible to be earned and vest as follows:

Fiscal Year	Grant Date	Maximum # of Options	Strike Price of Options	Option Expiration Date*
2009	7/01/09	30,000	FMV on Grant Date	6/30/12
2010	7/01/10	45,000	FMV on Grant Date	6/30/13
2011	7/01/11	60,000	FMV on Grant Date	6/30/14

*The options shall be immediately vested and exercisable from the grant date through the option expiration date.

The number of stock options granted each fiscal year shall be based upon the following schedule and will be prorated if actual performance does not equal or exceed 100% of the targeted performance conditions.  Mr. Cochennet must be employed by the Company on the grant date to receive the stock options.

Fiscal 2009		Target
	40%	PDP Net Reserve Growth (BOE) at 3/31/09 greater than 35% over 3/31/08 levels, as determined by third party engineering firm
	30%	Year over Year net production increase (BOPDE sold) by 35% - FYE 3/31/09 will use FYE 3/31/08 Q4 annualized as its starting basis
	30%	Company share price must increase over the share price level at date of execution of the agreement. The share price must be $11.00 on 3/31/09 to meet this goal.

Fiscal 2010		Target
	40%	PDP Net Reserve Growth (BOE) at 3/31/10 greater than 35% over 3/31/09 levels, as determined by third party engineering firm
	30%	Year over Year net production increase (BOPDE sold) by 35% - FYE 3/31/10 will use FYE 3/31/09 Q4 annualized as its starting basis
	30%	Company share price must increase over the targeted 3/31/09 share price level. The share price must be $16.85 on 3/31/10 to meet this goal.

Fiscal 2011		Target
	40%	PDP Net Reserve Growth (BOE) at 3/31/11 greater than 35% over 3/31/10 levels, as determined by third party engineering firm
	30%	Year over Year net production increase (BOPDE sold) by 35% - FYE 3/31/11 will use FYE 3/31/10 Q4 annualized as its starting basis
	30%	Company share price must increase over the targeted 3/31/10 share price level. The share price must be $22.55 on 3/31/11 to meet this goal.

The maximum number of options available to be earned by Mr. Cochennet each year is subject to “catch-up”; i.e.- if an element in year one is missed, it may be “caught-up” in year two, so long as the cumulative goal is met.  Any catch-up options will be granted at the then current year price.

The Company also agreed to pay Mr. Cochennet a $50,000 cash bonus and grant him 30,000 options to purchase shares of the Company’s common stock at $6.25 per share for a period of three years, which vested immediately upon grant, as consideration for his efforts during fiscal 2008.

Further, the Company granted Mr. Cochennet 45,000 options to purchase shares of the Company’s common stock at $6.25 per share as a signing bonus under the employment agreement. These options vest, assuming Mr. Cochennet remains employed by the Company, based on the following schedule: 10,000 options shall vest on July 1, 2009; 15,000 options shall vest on July 1, 2010; and 20,000 options shall vest on July 1, 2011. The options will be exercisable for a three year term following each respective vesting date.

In the event of a termination of employment with the Company by Cochennet for “good reason”, which includes by reason of a “change of control”, or by the Company without “cause” (as defined in the employment agreement), Mr. Cochennet would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to the annual incentive amount (assuming achievement at 100% of target) that Cochennet would have earned if he had remained employed through June 30th following the last day of the current fiscal year; (iii) a lump sum payment equal to an amount equal to the lesser of (a) 12-months base salary or (b) the base salary Cochennet would have received had he remained in employment through the end of the then existing term of the agreement; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Cochennet’s employment with the Company by reason of incapacity, disability or death, Mr. Cochennet, or his estate, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to the annual incentive amount (assuming achievement at 100% of target) that Cochennet would have earned if he had remained employed through June 30th following the last day of the current fiscal year; and (iii) a lump sum payment equal to an amount equal to 6-months base salary.

If the event of a termination of Mr. Cochennet’s employment by the Company for “cause” (as defined in the employment agreement), Mr. Cochennet would receive all earned but unpaid base salary through the date of termination of employment.  However, if a dispute arises between the Company and Mr. Cochennet that is not resolved within 60 days and neither party initiates arbitration proceedings pursuant to the terms of the employment agreement, the Company shall have the option to pay Mr. Cochennet a lump sum payment equal to 6-months base salary in lieu of any and all other amounts or payments to which Mr. Cochennet may be entitled relating to his employment with the Company.

The above description of Mr. Cochennet’s employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.1.

CFO Employment Agreement

On July 23, 2008, the Company promoted Dierdre P. Jones, its then director of finance and accounting, to serve as its chief financial officer. On August 1, 2008, the Company entered into an employment agreement with Ms. Jones. Ms. Jones’ employment agreement was approved by the governance, compensation and nominating committee of the board of directors of the Company. Ms. Jones will also serve as the Company’s principal financial officer and principal accounting officer.

In general, Ms. Jones’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to certain other perquisites.

The original term of Ms. Jones’ employment agreement runs from August 1, 2008 until July 31, 2011.

Ms. Jones’ employment agreement provides for an initial annual base salary of $140,000, which may be adjusted by the governance, compensation and nominating committee or the board of directors of the Company.

In addition, Ms. Jones is eligible to receive an annual bonus up to thirty percent (30%) of her applicable base salary and is also eligible to participate in other incentive programs established by the Company.

The Company granted Ms. Jones 40,000 options to purchase shares of the Company’s common stock at $6.25 per share for a period of three years, which vested immediately upon grant.

In the event of a termination of employment by Jones for “good reason” prior to a “change of control” or by the Company without “cause” prior to a “change of control” (all terms as defined in the employment agreement), Ms. Jones would receive: (i) a lump sum payment equal to twelve (12) months of her salary; plus (ii) a lump sum payment equal to the prorated portion of her bonus through the date of termination; plus (iii) all unvested stock or options held by Jones shall immediately vest and become exercisable for the full term set forth in such stock option or equity award agreements; plus (iv) health insurance premiums for a period of twelve (12) months.

Further, in the event of the termination of Ms. Jones’ employment by the Company in connection with a “change of control” (as defined in the Employment Agreement), without cause within 12 months of a “change of control”, or by Ms. Jones for “good reason” within twelve (12) months of a “change of control,” Ms. Jones shall be entitled to: (i) a lump sum payment equal to twelve (12) months of her salary; plus (ii) a lump sum payment equal to 100% of her prior year’s bonus; plus (iii) all unvested stock or options held by Jones shall immediately vest and become exercisable for the full term set forth in such stock option or equity award agreements; plus (iv) health insurance premiums for a period of twelve (12) months.

The above description of Ms. Jones’ employment agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities

On August 1, 2008, the Company granted C. Stephen Cochennet, its chief executive officer, an option to purchase 75,000 shares of the Company’s common stock at $6.25 per share. 30,000 of which vested immediately and expire on July 31, 2011. The remaining 45,000 options vest based on the following schedule: 10,000 options shall vest on July 1, 2009; 15,000 options shall vest on July 1, 2010; and 20,000 options shall vest on July 1, 2011. The options will be exercisable for a three year term following each respective vesting date. The Company believes that the grant of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

On July 23, 2008, the Company granted Dierdre P. Jones, its chief financial officer, an option to purchase 40,000 shares of the Company’s common stock at $6.25 per share for a period of three years expiring on July 31, 2011. The Company believes that the grant of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 1, 2008, the Company entered into employment agreements with its chief executive and chief financial officers, which are described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Cochennet Employment Agreement dated August 1, 2008
10.2	Jones Employment Agreement dated August 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

By:/s/Steve Cochennet
Steve Cochennet, Chief Executive Officer

Date: August 1, 2008